UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 8, 2005

Date of Report (Date of earliest event reported)

MAIN STREET RESTAURANT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-18668	11-2948370
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 N. 40TH STREET
SUITE 200
PHOENIX, ARIZONA
85018

(Address of Principal Executive Offices)  (Zip Code)

(602) 852-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-K of Main Street Restaurant Group, Inc. (the “Company”) amends the Company’s Form 8-K dated June 8, 2005, originally filed with the Securities and Exchange Commission on June 14, 2005 (the “Original Filing”).  The Company is filing this amendment to correct an error with respect to the disclosure contained in Item 5.02 of the Original Filing.  The disclosure contained in the Original Filing has been amended to delete the reference to the appointment of Michael S. Rawlings as a member of the Company’s audit committee.  No other changes have been made to the filing.  This Amendment No. 1 continues to speak as of the date of the Original Filing, and the Company has not updated the disclosures contained therein to reflect any events that occurred at a date subsequent to the filing of the Original Filing.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 8, 2005, the Board of Directors of Main Street Restaurant Group, Inc. (the “Company”) elected Michael S. Rawlings as a director of the Company.  Mr. Rawlings is a principal and General Partner of CIC Partners, LP, a middle market private equity firm.

As previously announced, the Company sold 2,325,581 shares of its common stock and warrants to purchase 581,395 shares of its common stock to CIC MSRG LP (“CIC”), of which CIC Partners GP, LLC is the general partner.  Mr. Rawlings is a member and manager of CIC Partners GP, LLC.  Under the purchase agreement with CIC, the Company agreed to nominate a person specified by CIC to its board of directors when requested by CIC as long as CIC beneficially owns at least 465,116 shares of the Company’s common stock.  Mr. Rawlings was nominated to the Company’s Board of Directors by CIC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIN STREET RESTAURANT GROUP, INC.

Date: June 21, 2005	By:	/s/ Michael J. Herron
Michael J. Herron
Vice President, General Counsel and Secretary